UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2008

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P. O. Box 224866
Dallas, Texas		75222-4866
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2008, the Compensation Committee of A. H. Belo Corporation ratified the recommendation of its Board of Directors to change the compensation structure of its chairman, president, and Chief Executive Officer, Robert W. Decherd. Effective as of February 8, 2008, Mr. Decherd’s base salary will be changed from $800,000 to $250,000. Mr. Decherd’s new compensation package will be cash-based and performance-oriented, with an annual target bonus opportunity based on the following measures of A. H. Belo financial performance: revenue; interactive revenue; expenses; and earnings before interest, taxes, depreciation and amortization. If all target levels are achieved, Mr. Decherd will receive a cash bonus of four times his annual base salary. If maximum performance levels are achieved, Mr. Decherd will receive a cash bonus of seven times his annual base salary. The minimum threshold for any cash incentive payment will be at 85 percent of the revenue target and 60 percent of target with respect to each of the other three measures of financial performance. Mr. Decherd’s actual bonus, if any, will be determined by extrapolating between the minimum and target, or between target and maximum, based on actual levels of performance. Mr. Decherd will not receive any additional long-term incentive compensation with respect to 2008 compensation. Each year, the Compensation Committee will determine target and maximum multiples, the performance measures, and the weighting to be given to each performance measure.
Other executive officers of A. H. Belo will continue to be eligible for a target cash bonus opportunity expressed as a percentage of his or her base salary. Actual bonus amounts may range from zero to a maximum of 200 percent of the target bonus opportunity, depending on the level of achievement versus financial performance measures. On March 25, 2008, it was determined that the financial performance measures for A. H. Belo’s other executive officers will be the same as the four components of A. H. Belo performance stated above for Mr. Decherd, except that the cash incentive opportunity for James M. Moroney III, executive vice president and Publisher and Chief Executive Officer of The Dallas Morning News, will be based in part on the performance of The Dallas Morning News and in part on the consolidated performance of A. H. Belo.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2008	A. H. BELO CORPORATION

	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer